UNITED HOMES GROUP, INC.
EXECUTIVE OFFICER RETENTION AGREEMENT
This Executive Officer Retention Agreement (this “Retention Agreement”) is made as of this 6th day of November, 2025 (the “Effective Date”), by and between United Homes Group, Inc., a Delaware corporation (the “Company”) and ________________________ (the “Executive”) (each of the Company and the Executive individually a “Party” and collectively the “Parties”).
RECITALS:
WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, dated as of ___________________ (the “Employment Agreement”), whereby the Executive is employed as the ____________ of the Company.
WHEREAS, in recognition of the contributions of the Executive to date and the need to continue to retain the service of the Executive through March 31, 2026 as the Company experiences a turnover in the membership of the Board of Directors (the “Board”), the Company desires to provide the Executive a retention payment, on terms and conditions described herein.
NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree as follows:
1.    Retention Payment. The Company hereby awards to the Executive a retention payment in an amount equal to 100% of the Executive’s 2025 base salary ($__________), which amount shall be paid in a cash lump sum, less applicable withholdings and deductions, no later than the second (2nd) business day following execution of this Retention Agreement.
2.    Effect of Termination of Employment. Notwithstanding anything herein to the contrary, if the Executive’s employment with the Company terminates prior to March 31, 2026 (the “Retention Date”), the Executive will be required to repay to the Company a pro rata portion of the after-tax Retention Payment, calculated as follows: $[(after-tax Retention Payment / 145) * (145 – the number of days Executive was employed following the Effective Date)]. By way of example only, if the Executive resigns for other than Good Reason on December 31, 2025, the Executive will repay to the Company $[______] ((after-tax Retention Payment / 145) * 90). Notwithstanding the foregoing, in the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason prior to the Retention Date, the Executive will be entitled to keep the full Retention Payment. For purposes hereof, “Cause” and “Good Reason” shall have the meanings given to such terms in the Employment Agreement.
3.    Change in Control. In the event the Executive becomes entitled to receive the benefits set forth in Section 6.1(g) of the Employment Agreement following a Change in Control (as such term is defined in the Employment Agreement), the gross amount of the Retention Payment shall serve to reduce, on a dollar-for-dollar basis, any cash amounts then due to the Executive pursuant thereto.
4.    Code Section 409A. It is intended that all of the payments payable pursuant to this Retention Agreement satisfy, to the greatest extent possible, any applicable exemption from the application of Code Section 409A, and this Retention Agreement will be construed to the greatest extent possible as consistent with the terms of any such exemption.  For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the Executive’s right to receive any installment payments under this Retention Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.
5.    Employment Agreement. Nothing in this Retention Agreement shall be deemed to alter the terms of the Executive’s employment with the Company pursuant to the Employment Agreement, and, except as expressly set forth in Section 3 hereof, the Executive’s receipt of the Retention Payment shall not alter or supersede the Executive’s right to receive any compensation, benefit, or other amounts to which the Executive is otherwise entitled pursuant to the Employment Agreement.
6.    Entire Agreement; Amendment. This Retention Agreement embodies the entire agreement of the Parties with regard to this subject matter, and cannot be modified or amended except in a writing signed by the Executive and the Company.
[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Executive have executed this Retention Agreement as of the Effective Date set forth above.

COMPANY:                        EXECUTIVE:
United Homes Group, Inc.                [NAME OF EXECUTIVE]

By:
Name:
Title: